Exhibit 99.1

Press Release	Source: API Technologies Corp

API Technologies Closes Merger With SenDEC Corporation

- Vintage Capital Management Has Become Majority Shareholder

NEW YORK, NY —(PRNewswire)—January 24, 2011 — API Technologies Corp. (ATNYD.OB) (“API” or the “Company”), a provider of secure communications, electronic components and subsystems to the global defense and aerospace industries, announced today the closing of the acquisition of SenDEC Corporation (“SenDEC”), a leading defense electronics manufacturing services company headquartered in Fairport, NY, previously announced on January 10, 2011.

API acquired 100% of the equity of SenDEC, which includes SenDEC’s electronics manufacturing operations and approximately $30 million of cash, in exchange for the issuance of 22 million API common shares to an affiliate of Vintage Capital Management LLC (“Vintage”). SenDEC generated approximately $90 million in revenue and over $3.5 million in net income during their fiscal year ended July 31, 2010.

Brian Kahn, managing member of Vintage, has become Chairman and CEO of API. SenDEC is now an operating subsidiary of API and Ken Fiske is continuing as its CEO. API Defense USA continues to operate as a subsidiary of API and Steve Pudles is continuing as its CEO. At the Closing, the existing members of the API Board of Directors other than Eric Goldberg and Donald Wright resigned, and Brian Kahn and Mel Keating joined the API Board. Following the closing, Ken Krieg, Matthew Avril and Ken Fiske are expected to also join the API Board of Directors.

About API Technologies Corp.

The Company, through its subsidiaries, provides engineered systems, components and secure communications to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNYD. For further information, please visit the company website at www.apitech.com.

About Vintage Capital Management

Vintage Capital Management (VCM) is a value-oriented private equity investment firm specializing in the defense, manufacturing and consumer sectors. VCM partners with proven management teams to target situations where there is a verifiable opportunity to significantly enhance a company’s value through the Vintage operational and strategic approach. Since its establishment as Kahn Capital Management in 1998, VCM and its principals have had a successful history of identifying, analyzing, and investing in high quality, lower-middle market companies in its target sectors. For more information, please see www.vintcap.com.

About SenDEC Corporation

Headquartered in Fairport, NY, SenDEC provides comprehensive electronic manufacturing services (EMS) including: high quality design for manufacturability, assembly and test (DFM, DFA, DFT); PCB layout; prototyping/new product introduction; PCB and electromechanical assembly; test engineering; rework; turnkey box build and supply chain management services. Its client base includes Fortune 500 corporations, mid-sized companies and startups worldwide serving the defense/military, commercial/industrial, energy, medical and telecommunications markets. SenDEC’s four state of the art production Surface Mount Technology (“SMT”) lines and two dedicated NPI/prototype SMT lines feed into through-hole assembly, full test, box build and order fulfillment. For more information, please see www.sendec.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits, our ability to protect our intellectual property, our ability to integrate and consolidate our operations (including with respect to SenDEC), our ability to expand our operations in both new and existing markets, the effect of growth on our infrastructure and the effect of competition in the secure communications and electronic components industries. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

For further information, please contact:

Jonathan Pollack

API Technologies Corp.

877-API-0-API

investors@apitech.com